Exhibit 10.2

SEVENTH AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT

dated and effective as of December 31, 2007

By and Between

Trex Company, Inc.

and

JPMorgan Chase Bank, N.A., as Issuing Bank and Administrative Agent

in connection with the Letter of Credit

securing

$25,000,000

Mississippi Business Finance Corporation

Variable Rate Demand Environmental Improvement Revenue Bonds

(Trex Company, Inc. Project), Series 2004

SEVENTH AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT

TABLE OF CONTENTS

This Table of Contents is not a part of this Seventh Amendment to Reimbursement and Credit Agreement and is only for convenience of reference.

-i-

Section 7.	Waiver	6

Section 8.	Effective Date	6

-ii-

SEVENTH AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT (this “Seventh Amendment”), dated and effective as of December 31, 2007 (the “Seventh Amendment Effective Date”), between TREX COMPANY, INC., a Delaware corporation (the “Borrower”) and JPMorgan Chase Bank, N.A., as Issuing Bank (in such capacity the “Bank”) and Administrative Agent (in such capacity the “Administrative Agent”).

BASIS FOR THIS SEVENTH AMENDMENT

1. This Seventh Amendment is authorized by Section 11.03 of the Reimbursement and Credit Agreement dated as of December 1, 2004, among the Borrower, the Bank and the Administrative Agent (the “Original Agreement”). The terms, conditions and provisions of the Original Agreement, as amended by the First Amendment to Reimbursement and Credit Agreement dated July 25, 2005, among the Borrower, the Bank and the Administrative Agent (the “First Amendment”), the Second Amendment to Reimbursement and Credit Agreement dated as of and effective December 31, 2005 (the “Second Amendment”), the Third Amendment to Reimbursement and Credit Agreement dated as of and effective November 21, 2006 (the “Third Amendment”), the Fourth Amendment to Reimbursement and Credit Agreement dated as of and effective December 31, 2006 (the “Fourth Amendment”), the Fifth Amendment to Reimbursement and Credit Agreement dated as of June 12, 2007 and effective as of June 18, 2007 (the “Fifth Amendment”) and the Sixth Amendment to Reimbursement and Credit Agreement dated and effective as of December 21, 2007 (the “Sixth Amendment” and together with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Amended Agreement”) are incorporated into this Seventh Amendment by reference to the same extent and with the same force and effect as if fully stated in this Seventh Amendment.

2. The Borrower, the Bank and the Administrative Agent have agreed to further amendments to (a) Section 6.11 of the Original Agreement in order to provide a new Fixed Charge Coverage Ratio, (b) Section 6.12(a) of the Original Agreement in order to provide a new ratio of Funded Net Debt to Total Consolidated Capitalization and (c) Section 6.13 of the Original Agreement in order to provide new requirements for Consolidated Tangible Net Worth. The Bank and the Administrative Agent have also agreed to certain other consents and agreements as herein provided.

3. In consideration of the premises and of the mutual covenants herein contained, and for good and valuable consideration, the Bank, the Administrative Agent and the Borrower do mutually covenant and agree, as follows:

Section 1. Definitions; Rules of Interpretation.

1.1 Definitions. For purposes of this Seventh Amendment, all capitalized words and phrases not defined in this Seventh Amendment shall have the meanings given to them in Section 1.01 of the Original Agreement.

1.2 Rules of Interpretation. For all purposes of the Agreement the following shall govern, except as otherwise expressly provided for or unless the context otherwise requires:

(i) The “Agreement” shall mean the Amended Agreement as modified, altered, amended or supplemented by this Seventh Amendment and as it may from time to time be further modified, altered, amended or supplemented.

(ii) All references in this Seventh Amendment to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the Amended Agreement unless otherwise indicated.

(iii) Terms defined in this Seventh Amendment shall have the meanings prescribed for them where defined herein.

(iv) All accounting terms not otherwise defined in this Seventh Amendment shall have the meanings assigned to them in accordance with the Amended Agreement.

(v) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

(vi) Terms in the singular include the plural and vice versa.

(vii) The headings and the table of contents set forth in this Seventh Amendment are solely for convenience of reference and shall not constitute a part of this Seventh Amendment nor shall they affect its meaning, construction or effect.

Section 2. Amendment of Amended Agreement.

2.1 Amendment of Section 1.01 of the Amended Agreement.

(a) Section 1.01 of the Amended Agreement is hereby amended by inserting the following defined terms in the correct alphabetical order to read as follows:

“Seventh Amendment Effective Date” means December 31, 2007.

(b) The following definitions contained in Section 1.01 of the Amended Agreement are hereby amended in their entirety to read as follows:

“BBT Agreement” means the Credit Agreement dated as of June 1, 2002 by and among the Borrower and Branch Banking and Trust Company (f/k/a Branch Banking and Trust Company of Virginia), as amended through the date of this Seventh Amendment.

2.2 Amendment of Section 2.02(a) of the Amended Agreement. Section 2.02(a) of the Amended Agreement is hereby further amended to read in its entirety as follows:

“(a) The Borrower hereby agrees to pay to the Bank, in advance, on each Fee Payment Date beginning on January 1, 2008 until the expiration or termination of the Letter of Credit, a nonrefundable facility fee in an amount equal to 150 basis points calculated based on the Stated Amount as of the Fee Payment Date and based on a 360 day year but charged on the actual number of days elapsed.”

2.3 Amendment of Section 6.11 of Amended Agreement. Section 6.11 of the Amended Amendment is hereby further amended to read in its entirety as follows:

“The Borrower will not, as of the end of any fiscal quarter, permit the Fixed Charge Coverage Ratio to be less the following amounts for the following periods: (a) 0.75 to 1.00 for the one-quarter period ending on March 31, 2008, (b) 0.85 to 1.00 for the two-quarter period ending on June 30, 2008, (c) 1.00 to 1.00 for the three-quarter period ending on September 30, 2008, (d) 0.60 to 1.00 for the four-quarter period ending on December 31, 2008 and (e) 1.40 to 1.00 for the four-quarter period ending on each fiscal quarter thereafter.”

2.4 Amendment of Section 6.12 of Amended Agreement. Section 6.12(a) of the Amended Agreement is hereby further amended to read in its entirety as follows:

“(a) The Borrower will not, as of the end of any fiscal quarter, permit the ratio of Funded Net Debt to Total Consolidated Capitalization, as a percentage, to exceed the following amounts for the following periods: (i) 70% for the period commencing on January 1, 2008 to and including March 31, 2008, (ii) 62.5% for the period commencing on April 1, 2008 to and including June 30, 2008, (iii) 60% for the period commencing on July 1, 2008 to and including September 30, 2008, (iv) 65% for the period commencing on October 1, 2008 to and including December 31, 2008, (v) 60% for the period commencing on January 1, 2009 to and including March 31, 2009, and (vi) thereafter (A) 50% for each period commencing on April 1 of a calendar year to and including September 30 of such calendar year and (B) 60% for each period commencing on October 1 of a calendar year to and including March 31 of the immediately succeeding calendar year.”

2.5 Amendment of Section 6.13 of Amended Agreement. Section 6.13 of the Amended Agreement is hereby amended to read in its entirety as follows:

“The Borrower will at all times maintain Consolidated Tangible Net Worth at not less than the sum of (a) $85,000,000, (b) 100% of the net proceeds of all stock issued after January 1, 2008, plus (c) 50% of Consolidated Net Income after December 31, 2007 (taken as one accounting period), but excluding from such calculation of Consolidated Net Income for purposes of this clause (c) any quarter in which Consolidated Net Income is negative.”

2.6 Amendment of Section 7.03(b)(ii)(D) of Amended Agreement. Section 7.03(b)(ii)(D) of the Amended Agreement is hereby amended to read in its entirety as follows:

“(D) (1) the ratio referred to in Section 6.12(a) both immediately prior to such proposed Acquisition and immediately after and giving effect to such proposed Acquisition shall be at least three percentage points lower than the maximum ratio required by Section 6.12(a) on the date of such proposed Acquisition (e.g., if the proposed Acquisition occurs during the period commencing on January 1, 2009 to and including March 31, 2009, the Funded Net Debt to Total Consolidated Capitalization ratio both immediately prior to such proposed Acquisition and immediately after and giving effect to such proposed Acquisition shall not exceed 57%) and (2) the Pro Forma Total Consolidated Debt to Consolidated EBITDA Ratio shall be at least 0.5 lower than the maximum ratio required by Section 6.12(b) on the date of the proposed Acquisition (e.g., if the proposed Acquisition occurs during the period commencing on January 1, 2009 to and including March 31, 2009, the Pro Forma Total Consolidated Debt to Consolidated EBITDA Ratio shall not exceed 2.5 to 1.0);”

Section 3. Representations of the Parties. Each of the parties hereto hereby represents and warrants to the other parties as follows:

3.1 Due Organization. Each party is an organization duly organized, validly existing under the law of the state of its formation and in good standing in all jurisdictions required for it to conduct its business as now conducted and has full power and authority to carry on its business as now conducted.

3.2 Due Authorization. Each party has full power and authority to execute, deliver and perform this Seventh Amendment and to carry out the transactions contemplated hereby. This Seventh Amendment has been duly and validly executed and delivered by each party and constitutes the valid and binding obligation of each party, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors’ rights and debtors’ obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief.

3.3 No Conflict. The execution, delivery and performance of this Seventh Amendment (as well as any other instruments, agreements, certificates or other documents contemplated hereby, if any) do not (a) violate any laws, rules, regulations, court orders or orders of any governmental or regulatory body applicable to the parties or their respective property, (b) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with any governmental body or other entity that has not been obtained or made or (c) violate or conflict with any provision of the organizational document, operating agreement or bylaws of such party.

3.4. Further Assurances. Each party hereto, at the reasonable request of any other party hereto, will execute and deliver such other documents and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

Section 4. Special Representations of the Borrower The Borrower hereby represents and warrants to the other parties as follows:

4.1. Prior Representations and Warranties The representations and warranties of the Borrower in the Amended Agreement are, except to the extent that they relate solely to an earlier date, true and correct in all material respects as of the date hereof.

4.2. No Default After giving effect to the provisions of this Seventh Amendment, there is no Default or Event of Default under the Amended Agreement.

4.3. Full Force and Effect All provisions of Amended Agreement continue in full force and effect with respect to the Borrower.

4.4. BBT Agreement Amendment The BBT Agreement was amended to contain provisions similar to those contained in Section 2.2 through 2.5 hereof on or prior to the Seventh Amendment Effective Date.

4.5. BBT Agreement Waiver The BBT Agreement contained a waiver by BBT similar to that contained in Section 7 hereof on or prior to the Seventh Amendment Effective Date.

Section 5. More Favorable Covenants. If, after the date hereof, any of the covenants, representations and warranties or events of default, or any other material term or provision, contained in the BBT Agreement is amended, restated, supplemented or otherwise modified to make such covenant, representation and warranty or event of default, or any other material term or provision more favorable, in the sole but reasonable opinion of the Administrative Agent, to the lender or lenders under the BBT Agreement than are the terms of the Amended Agreement as amended by this Seventh Amendment to the Bank and the Bank Participants, then the Amended Agreement as amended by this Seventh Amendment shall be amended to contain each such more favorable covenant, representation and warranty, event of default, term or provision, and the Borrower hereby agrees to so amend the Amended Agreement as amended by this Seventh Amendment and to execute and deliver all such documents requested by the Administrative Agent to reflect such amendment. Prior to the execution and delivery of such documents by the Borrower, unless the Administrative Agent has waived in writing its rights under this Section 5, the Amended Agreement as amended by this Seventh Amendment shall be deemed to contain each such more favorable covenant, representation and warranty, event of default, term or provision of the BBT Agreement for purposes of determining the rights and obligations hereunder.

Section 6. Miscellaneous.

6.1 Governing Law. The substantive laws of the State shall govern the construction and enforcement of this Seventh Amendment without giving effect to the application of choice of law principles.

6.2 Execution in Counterparts. This Seventh Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

6.3 Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Bank in connection with the preparation, execution and delivery of this Seventh Amendment and any other documents which may be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank and the Administrative Agent with respect thereto.

6.4 Modification Fee. The Borrower shall have paid to the Bank in immediately available funds a modification fee in the amount of $25,000, which fee shall be deemed fully earned and non-refundable once paid.

Section 7. Waiver. The Administrative Agent and the Bank hereby waive the Borrower’s compliance with (a) the Funded Net Debt to Total Consolidated Capitalization ratio covenant described in Section 6.12(a) of the Amended Agreement for the fiscal quarter ending on December 31, 2007; (b) the Funded Net Senior Debt to Consolidated EBITDA Ratio covenant described in Section 6.12(b) of the Amended Agreement for the fiscal quarters ending on December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008; (c) the Fixed Charge Coverage Ratio covenant described in Section 6.11 of the Amended Agreement for the fiscal quarter ending on December 31, 2007; and (d) the Consolidated Tangible Net Worth covenant described in Section 6.13 of the Amended Agreement for the fiscal quarter ending on December 31, 2007.

Section 8. Effective Date. This Seventh Amendment shall become effective as of the Seventh Amendment Effective Date.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

TREX COMPANY, INC.

By:	/s/ William R. Gupp
William R. Gupp
Vice President and General Counsel

JPMORGAN CHASE BANK, N.A., as
Bank and Administrative Agent

By:	/s/ Robert Kuhn
Robert Kuhn
Managing Director